Exhibit

Item 102 B. Submission of matters to a vote of securities holders

     The 2000 Annual Meeting of Shareholders of Waterside Capital Corporation was held on October 23, 2000 to consider two matters of business. The matters brought before the shareholders and the voting results are as follows:

     1.   Election of Directors

                                                                             BROKER
                                 FOR           AGAINST         ABSTAIN     NON-VOTES*
                                 ---           -------         -------     ----------
James E. Andrews              1,372,195           0            6,834           --
J. W. Whiting Chrisman, Jr.   1,372,195           0            6,834           --
Jeffrey R. Ellis              1,372,195           0            6,834           --
Eric L. Fox                   1,372,195           0            6,834           --
Marvin S. Friedberg           1,372,195           0            6,834           --
Roger L. Frost                1,372,195           0            6,834           --
Ernest F. Hardee              1,372,195           0            6,834           --
Henry U. Harris, III          1,372,195           0            6,834           --
J. Alan Lindauer              1,372,195           0            6,834           --
Robert L. Low                 1,372,195           0            6,834           --
Harold J. Marioneaux, Jr.     1,372,195           0            6,834           --
Peter W. Meredith, Jr.        1,372,195           0            6,834           --
Charles H. Merriman           1,372,195           0            6,834           --
Augustus C. Miller            1,372,195           0            6,834           --
Juan M. Montero               1,372,195           0            6,834           --
R. Scott Morgan, Sr.          1,372,195           0            6,834           --
Richard G. Ornstein           1,372,195           0            6,834           --
Jordan E. Slone               1,372,195           0            6,834           --

      2. Ratification of the appointment of KPMG LLP as independent auditors for 2001


                                                                       BROKER
                                         FOR      AGAINST   ABSTAIN   NON-VOTES*
                                      ------------------------------------------

                                      1,374,517      500      4,012          0


          *"Broker Non-Votes" occur where a broker holding stock in street name does not vote those shares.